UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2011

INTERACTIVE DATA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31555	13-3668779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Crosby Drive, Bedford, Massachusetts		01730
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 687-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On January 5, 2011, Igloo Holdings Corporation, a Delaware corporation (“Igloo”), the parent corporation of Interactive Data Corporation, a Delaware corporation (the “Company”), granted nonqualified stock options to Raymond D’Arcy, Mark Hepsworth and Cort Williams to purchase 150,000, 2,000,000 and 1,000,000 shares, respectively, of Igloo common stock pursuant to the Igloo 2010 Stock Incentive Plan (the “Plan”). The options have an exercise price of $1.00 per share, the current fair market value per share of Igloo common stock, and are subject to the terms of an Option Grant Notice and Agreement (an “Option Agreement”) that is identical in all material respects to the form of Option Grant Notice and Agreement (the “Form of Option Agreement”) attached as Exhibit 10.1 to this report. The options will vest according to the schedule set forth in the respective Option Agreements.

The options expire on the tenth (10th) anniversary of the date of grant, or earlier upon certain terminations of employment as set forth in the Plan. Notwithstanding the terms of the Plan, under the terms of Mr. D’Arcy’s Option Agreement, if Mr. D’Arcy’s employment is terminated for any reason other than for “cause” (as defined in the Plan) prior to December 31, 2011, all vested options will remain exercisable until their expiration date. In the event that Mr. D’Arcy’s employment is terminated for any reason other than for cause on or after December 31, 2011, all options will remain outstanding until the earlier of their expiration date and Mr. D’Arcy’s breach of his non-interference obligations to the Company.

The description of the Form of Option Agreements contained herein is qualified in its entirety by reference to the actual Form of Option Agreement filed herewith.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1 Form of Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACTIVE DATA CORPORATION
(Registrant)

By:	/S/ VINCENT A. CHIPPARI
Name:	Vincent A. Chippari
Title:	Senior Vice President and Chief Financial Officer

Date: January 11, 2011

INDEX TO EXHIBITS

Exhibit Number	Exhibit

Exhibit 10.1	Form of Option Agreement

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